                                                                     Exhibit 4.1


                       AMENDMENT NO. 2 TO CREDIT AGREEMENT


         This Amendment No. 2 (the "Amendment") is entered into as of December 21, 1998 by and among OMNICARE, INC., a Delaware corporation (the "Borrower"), the undersigned lenders (collectively, the "Lenders") and THE FIRST NATIONAL BANK OF CHICAGO, as one of the Lenders and in its capacity as contractual representative (the "Agent") on behalf of itself and the other Lenders.

                                    RECITALS:

         WHEREAS, the Borrower, the Lenders and the Agent have entered into that certain Credit Agreement dated as of October 22, 1996, as amended by an Amendment No. 1 dated as of November 3, 1997 (the "Credit Agreement");

         WHEREAS, the Borrower has notified the Lenders and the Agent that the Borrower wishes to enter into a $400,000,000 364-day revolving credit facility with certain other lenders and the Agent, as agent for such other lenders (the "364-Day Facility"), which facility would be guaranteed by certain of the Subsidiaries of the Borrower (the "Related Guaranties");

         WHEREAS, the Borrower seeks to amend the Credit Agreement to permit the 364-Day Facility and the Related Guaranties; and

         WHEREAS, the Required Lenders and the Agent are willing to amend the Credit Agreement to permit the 364-Day Facility and the Related Guaranties on the terms and conditions herein set forth;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. DEFINED TERMS. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the Credit Agreement.

         2. AMENDMENTS TO CREDIT AGREEMENT. Upon the effectiveness of this Amendment in accordance with the provisions of SECTION 3 below, the Credit Agreement is hereby amended as follows:

                  (a) Section 1.1 of the Credit Agreement is hereby amended by deleting therefrom the definition of "APPLICABLE COMMITMENT FEE RATE" and substituting therefor the following:

                           "APPLICABLE COMMITMENT FEE RATE" means, for any date,
                  the applicable per annum Commitment Fee Rate set forth below based on the Fixed Charge Coverage Ratio as of the last day of the Borrower's most recently ended fiscal quarter for the four consecutive fiscal quarters ending with such fiscal quarter:


                                                                                     Applicable
                           Fixed Charge Coverage Ratio                          Commitment Fee Rate
                           ---------------------------                          -------------------

                           Greater than 1.80 to 1.00                                    0.20%

                           Less than or equal to 1.80 to 1.00
                             but greater than 1.50 to 1.00                              0.225%

                           Less than or equal to 1.50 to 1.00                           0.35%

                  The Applicable Commitment Fee Rate shall be adjusted effective on the fifth Business Day after the delivery of Borrower's quarterly or annual financial statements pursuant to SECTION 6.1(a) or 6.1(b), as applicable, provided that if timely delivery of such quarterly or annual financial statements is not made, for purposes of determining the Applicable Commitment Fee Rate, the Fixed Charge

                  Coverage Ratio shall be assumed to be less than 1.50 to 1.00 until such delivery is made.

                  (b) Section 1.1 of the Credit Agreement is hereby amended by deleting therefrom the definition of "APPLICABLE LETTER OF CREDIT FEE RATE" and substituting therefor the following:

                           "APPLICABLE LETTER OF CREDIT FEE RATE" means, for any
                  date, with respect to Letters of Credit issued pursuant to or governed by the terms of this Agreement, the applicable rate per annum set forth below based on the Fixed Charge Coverage Ratio as of the last day of the Borrower's most recently ended fiscal quarter for the four consecutive fiscal quarters ending with such fiscal quarter:

                                                                                 Applicable Letter of
                           Fixed Charge Coverage Ratio                               Credit Fee Rate
                           ---------------------------                               ---------------

                           Greater than 1.80 to 1.00                                    0.90%

                           Less than or equal to 1.80 to 1.00
                           but greater than 1.50 to 1.00                                1.00%

                           Less than or equal to 1.50 to 1.00                           1.25%

                  The Applicable Letter of Credit Fee Rate shall be adjusted effective on the fifth Business Day after the delivery of Borrower's quarterly or annual financial statements pursuant to SECTION 6.1(a) or 6.1(b), as applicable, provided that if timely delivery of such quarterly or annual financial statements is not made, for purposes of determining the Applicable Margin, the Fixed Charge Coverage Ratio shall be assumed to be less than 1.50 to 1.00 until such delivery is made.

                  (c) Section 1.1 of the Credit Agreement is hereby amended by deleting therefrom the definition of "APPLICABLE MARGIN" and substituting therefor the following:

                           "APPLICABLE MARGIN" means, for any date, with respect
                  to the Loans comprising any Eurodollar Advance, the applicable rate per annum set forth below for such Loans based on the Fixed Charge Coverage Ratio as of the last day of the Borrower's most recently ended fiscal quarter for the four consecutive fiscal quarters ending with such fiscal quarter:

                           Fixed Charge Coverage Ratio                          Applicable Margin
                           ---------------------------                          -----------------

                           Greater than 1.80 to 1.00                                    0.90%

                           Less than or equal to 1.80 to 1.00
                           but greater than 1.50 to 1.00                                1.00%

                           Less than or equal to 1.50 to 1.00                           1.25%

                  The Applicable Margin shall be adjusted effective on the fifth Business Day after the delivery of Borrower's quarterly or annual financial statements pursuant to SECTION 6.1(a) or 6.1(b), as applicable, provided that if timely delivery of such quarterly or annual financial statements is not made, for purposes of determining the Applicable Margin, the Fixed Charge Coverage Ratio shall be assumed to be less than 1.50 to
                  1.00 until such delivery is made.

                  (d) Section 1.1 of the Credit Agreement is hereby amended to delete therefrom the definition of "CONVERTIBLE NOTES" and to substitute therefor the following:

                           "CONVERTIBLE NOTES" means the 5 3/4% Convertible
                  Subordinated Notes due 2003 and the 5% Convertible Subordinated Notes due 2007 issued by the Borrower pursuant to the terms of the respective Indentures.

                  (e) Section 1.1 of the Credit Agreement is hereby amended to delete therefrom the definition of "GAAP" and to substitute therefor the following:

                           "GAAP" means generally accepted accounting principles
                  as in effect from time to time.

                  (f) Section 1.1 of the Credit Agreement is amended hereby to delete therefrom the definition of "INDENTURE" and to substitute therefor the following:


                           "INDENTURES" means the Indenture dated as of October
                  1, 1993 by and between the Borrower and NBD Bank (formerly known as NBD Bank, N.A.) and the Indenture dated as of December 10, 1997 by and between the Borrower and The First National Bank of Chicago, in each case as the same may be amended or modified from time to time, pursuant to which the respective Convertible Notes were issued.

                  (g) Section 1.1 of the Credit Agreement is hereby amended to delete therefrom the definition of "PERMITTED ACQUISITION" and to substitute therefor the following:

                           "PERMITTED ACQUISITION" means any Acquisition made by
                  the Borrower or any of its Subsidiaries provided that: (a) as of the date of such Acquisition, no Default or Unmatured Default shall have occurred and be continuing or would result from such Acquisition or from the incurrence of any Indebtedness in connection with such Acquisition; (b) prior to the date of such Acquisition, such Acquisition shall have been approved by the board of directors and, if applicable, the shareholders of the Person whose stock or assets are being acquired in connection with such Acquisition and no claim or challenge has been asserted or threatened by any shareholder or director of such Person which could reasonably be expected to have a material adverse effect on such Acquisition or a Material Adverse Effect; (c) as of the date of any such Acquisition, all approvals required in connection with such Acquisition shall have been obtained; and (d) any such Acquisition is an Acquisition of the assets or capital stock or other equity interests of a Person engaged in any line of business being conducted by the Borrower or any of its Subsidiaries at the time of such Acquisition or of a Health Care Company.

                  (h) SECTION 1.1 of the Credit Agreement is hereby amended by adding, alphabetically therein, the following new defined terms:

                           "HEALTH CARE COMPANY" means a Person that is engaged,
                  directly or indirectly, in (a) owning, operating or managing one or more facilities which dispenses, markets or provides healthcare products or services, including, without limitation, pharmaceutical products or services, (b) purchasing, repackaging, selling or dispensing pharmaceutical products, (c) providing healthcare consulting and billing services, (d) distributing medical supplies and equipment, (e) providing infusion therapy products or services, (f) providing respiratory services, equipment or supplies, (g) providing parenteral and enteral nutrition products, wound care products, osotomy and urological supplies, (h) providing home health care services, (i) providing dialysis services, (j) providing contract pharmaceutical research services, (k) providing disease and outcome management services, including formulary services, (l) providing orthopedic supplies and services, (m) providing information technology, including software products and services, to Persons engaged in any of the foregoing businesses, including long term care institutions, (n) providing any service or product described in the Standard

                  Industrial Classification Manual (1987 Revision) published by the Office of Management and Budget under the heading Industry No. 5047, 5122, 5912 or 8731 or Major Group 80 as a whole, (o) providing any product or service ancillary or incidental to the healthcare industry to any customer or client of any of the foregoing Persons, or (p) providing any other healthcare related products or services.

                           "UTILIZATION FEE RATE" means the applicable per
                  annum rate set forth below based upon the Fixed Charge Coverage Ratio as of the last day of the Borrower's most recently ended fiscal quarter for the four consecutive fiscal quarters ending with such fiscal quarter:

                           Fixed Charge Coverage Ratio                          Utilization Fee Rate
                           ---------------------------                          --------------------

                           Greater than 1.80 to 1.00                                    0.10%

                           Less than or equal to 1.80 to 1.00
                             but greater than 1.50 to 1.00                              0.15%

                           Less than or equal to 1.50 to 1.00                           0.25%

                  The Utilization Fee Rate shall be adjusted effective on the fifth Business Day after the delivery of Borrower's quarterly or annual financial statements pursuant to SECTION 6.1(a) or 6.1(b), as applicable, provided that if timely delivery of such quarterly or annual financial statements is not made, for purposes of determining the Utilization Fee Rate, the Fixed Charge Coverage Ratio shall be assumed to be less than 1.50 to
                  1.00 until such delivery is made.

                           "YEAR 2000 ISSUES" means, with respect to any
                  computer-related systems of the Borrower and its Subsidiaries, anticipated costs, problems and uncertainties associated with the inability of certain computer applications to effectively handle data including dates on and after January 1, 2000, as such inability affects the business, operations, and financial condition of the Borrower and its Subsidiaries.

                           "364-DAY FACILITY" means a senior unsecured revolving
                  credit facility in an amount not to exceed $400,000,000 in principal Indebtedness and having a maturity of 364 days, subject to the Borrower's option to convert the revolving loans outstanding thereunder to a one-year term loan, to be entered into between the Borrower, certain lenders and First Chicago, as agent for such lenders, as such facility may be amended, restated or otherwise modified from time to time, and any similar facility which refinances or replaces such facility, but subject in any event to the foregoing limitation in principal amount.

                  (i) Section 2.11 of the Credit Agreement is hereby amended as follows:

                           (i) The phrase "COMMITMENT FEE; REDUCTIONS IN AGGREGATE COMMITMENT" is hereby deleted and replaced with the following: "COMMITMENT AND UTILIZATION FEES; REDUCTIONS IN AGGREGATE COMMITMENT."

                           (ii) The character "(i)" is hereby inserted after the character "(a)".

                           (iii) The following sentence is hereby inserted at the end of SECTION 2.11(a):

                                    "(ii) The Borrower agrees that if, at the end of any fiscal quarter, commencing with the fiscal quarter ending December 31, 1998, the average daily aggregate principal amount of outstanding Loans during such quarter exceeded fifty percent (50%) of the average daily amount of the Aggregate Commitment during such quarter, the Borrower shall pay to the Agent, for the ratable account of each

                                    Lender, a utilization fee at the Utilization
                                    Fee Rate on the average daily aggregate
                                    principal amount of all outstanding Loans during such quarter, payable not later than five (5) Business Days following the last day of such quarter. The period from and including the first day of the fiscal quarter in which the "Termination Date" (as defined below) occurs to but excluding the date which is the earliest of the Facility Termination Date, the date of the reduction to zero of the Aggregate Commitment pursuant to SECTION 2.11 and the date of the termination of the Aggregate Commitment pursuant to SECTION 8.1 (the "TERMINATION DATE") shall be treated as if it were a fiscal quarter (but having only the actual number of days of such period) for purposes of the foregoing fee calculation, and the utilization fee, if any, for such period shall be payable on such Termination Date.

                  (j) ARTICLE V of the Credit Agreement is amended to insert the following new SECTION 5.17 at the end thereof:

                           5.17. YEAR 2000. The Borrower and its Subsidiaries
                  have made an assessment of the Year 2000 Issues and in good faith believe they have a realistic and achievable program for remediating the Year 2000 Issues on a timely basis and a reasonable contingency plan to address any inability of computer applications in the computer systems of their material customers, suppliers and vendors to effectively handle data including dates on and after January 1, 2000. Based on such assessment and program, the Borrower and its Subsidiaries do not reasonably anticipate that Year 2000 Issues will have a Material Adverse Effect.

                  (k) SECTION 6.12 of the Credit Agreement is amended by adding the following proviso at the end thereof:

                  ; PROVIDED, HOWEVER, that nothing contained in this SECTION
                  6.12 shall prohibit any payment or prepayment of Indebtedness under the 364-Day Facility.

                  (l) SECTION 6.14 of the Credit Agreement is amended (i) by amending CLAUSE (a) thereof in its entirety to read as follows: "(a) Investments described on SCHEDULE 1 hereto;"; (ii) by adding at the end of CLAUSE (b) thereof the following proviso: "PROVIDED that if such Investment is an Acquisition, it shall be a Permitted Acquisition;"; and
      (iii) by deleting the reference to "SECTION 6.15(e)" in CLAUSE (m) thereof and substituting therefor a reference to "SECTION 6.15(g)".

                  (m) SECTION 6.15 of the Credit Agreement is amended in its entirety to read as follows by adding the following proviso at the end thereof:

                           6.15. CONTINGENT OBLIGATIONS. The Borrower will not,
                  nor will it permit any of its Subsidiaries to, make or suffer to exist any Contingent Obligation, except (a) by endorsement of instruments for deposit or collection in the ordinary course of business, (b) pursuant to the Guaranties, (c) Contingent Obligations of the Borrower and any of its Subsidiaries described on SCHEDULE 1 hereto, (d) Contingent Obligations incurred by the Borrower in respect of the obligations (other than obligations constituting Indebtedness of the types described in CLAUSES (a), (d), (e) and, to the extent issued in support of Indebtedness of the types described in such CLAUSES (a), (d) and (e), CLAUSE (h) of the definition of "Indebtedness") of any Guarantor, (e) Contingent Obligations incurred by any Guarantor in respect of obligations (other than obligations constituting Indebtedness of the types described in CLAUSES (a), (d), (e) and, to the extent issued in support of Indebtedness of the types described in such CLAUSES (a), (d) and (e), CLAUSE (h) of the definition of "Indebtedness") of any of its Subsidiaries that is a Guarantor, (f) Contingent Obligations incurred by any Subsidiary in respect of the obligations of any of its Subsidiaries and existing at the time such Subsidiary is acquired, directly or indirectly, by the Borrower and not incurred in anticipation of such Acquisition, and Contingent Obligations incurred by the Borrower in respect of any such obligations, and (g) other Contingent Obligations, together with Investments permitted pursuant to SECTION 6.14(m), not to exceed in the aggregate more than 5% of Consolidated Net Worth; PROVIDED, HOWEVER, that nothing contained in this SECTION 6.15 shall prohibit any Subsidiary of the Borrower that is a Guarantor from also guaranteeing the repayment of Indebtedness under the 364- Day Facility.

                  (n) ARTICLE VI of the Credit Agreement is amended to insert the following new Section 6.21 at the end thereof:

                           6.21. YEAR 2000. The Borrower shall take and will
                  ensure its Subsidiaries take all actions reasonably necessary to assure that the Year 2000 Issues will not have a Material Adverse Effect and to implement their contingency plan to address any inability of computer applications in the computer systems of their material customers, suppliers and vendors to effectively handle data including dates on and after January 1, 2000. The Borrower, on behalf of itself and its Subsidiaries, will promptly notify the Agent in writing of any reasonably anticipated Material Adverse Effect as a result of Year 2000 Issues or as a result of any such inability with respect to their material customers, suppliers and vendors.

                  (o) SECTION 9.6 of the Credit Agreement is amended by deleting the parenthetical phrase "(and their directors, officers and employees with respect to SECTION 9.7)" in the last sentence thereof and substituting therefor the parenthetical phrase "(and their Affiliates and respective directors, officers and employees with respect to SECTION 9.7)".

                  (p) SECTION 9.7 of the Credit Agreement is amended by amending the third sentence thereof in its entirety to read as follows:

                  The Borrower further agrees to indemnify the Agent, each Lender and their respective Affiliates, and such entities' respective directors, officers and employees (each an "Indemnitee") against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all reasonable expenses of litigation or preparation therefor whether or not the Agent or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan or Letter of Credit hereunder except to the extent that such losses, claims, damages, penalties, judgments, liabilities and expenses are found in a final judgment by a court of competent jurisdiction to have arisen solely from the Gross Negligence or willful misconduct of such Indemnitee.

                  (q) SECTION 12.2.1 of the Credit Agreement is amended by amending the proviso at the end of the first sentence threof in its entirety to read as follows:

                  PROVIDED, HOWEVER, that if a Participant is an Affiliate of such Lender or if a Default has occurred and is continuing, the consent of the Borrower shall not be required.

                  (r) SCHEDULE 1 of the Credit Agreement is amended by deleting the portions thereof identified as SCHEDULE 1B.2-OTHER INVESTMENTS and
      SCHEDULE 1D-CONTINGENT OBLIGATIONS and substituting therefor the Schedules attached hereto as SCHEDULE IB.2-OTHER INVESTMENTS and SCHEDULE ID-CONTINGENT OBLIGATIONS, respectively.

         3. CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective and be deemed effective as of the date hereof (the "Effective Date") if, and only if, the Agent shall have received each of the following:

                  (a) duly executed originals of this Amendment from the Borrower and the Required Lenders;

                  (b) the Reaffirmation attached hereto duly executed on behalf of each of the Initial Guarantors and Supplemental Guarantors; and

                  (c) evidence reasonably satisfactory to the Agent that the 364-Day Facility has been successfully syndicated and that all conditions precedent to the effectiveness of the 364- Day Facility (other than the effectiveness of this Amendment) have been satisfied or waived;

      4. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT.

         4.1 Upon the effectiveness of this Amendment pursuant to Section 3 hereof, on and after the Effective Date each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import and each reference to the Credit Agreement in each Loan Document shall mean and be a reference to the Credit Agreement as modified hereby.

         4.2 Except as specifically waived or amended herein, all of the terms, conditions and covenants of the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

         4.3 The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of (a) any right, power or remedy of any Lender or the Agent under the Credit Agreement or any of the Loan Documents, or (b) any Default or Unmatured Default under the Credit Agreement.

         5. CHOICE OF LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING 735 ILCS 105/5-1 ET SEQ. BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         6. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute one and the same agreement.

         7. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

         IN WITNESS WHEREOF, the Borrower, the Agent and the Lenders have executed this Amendment No. 2 as of the date first above written.


                                    OMNICARE, INC.


                                    By:        /s/ David W. Froesel, Jr.
                                        ----------------------------------------
                                        Name:  David W. Froesel, Jr.
                                        Title: Chief Financial Officer


                                    THE FIRST NATIONAL BANK OF CHICAGO,
                                      as a Lender and as Agent


                                    By:        /s/ Patricia S. Carpen
                                        ----------------------------------------
                                        Name:  Patricia S. Carpen
                                        Title: Vice President


                                    BANK OF TOKYO-MITSUBISHI, LTD., CHICAGO
                                    BRANCH, as a Lender


                                    By:        /s/ Hajime Watanabe
                                        ----------------------------------------
                                        Name:  Hajime Watanabe
                                        Title: Deputy General Manager


                                    COMERICA BANK, as a Lender


                                    By:        /s/ Lee J. Santioni
                                        ----------------------------------------
                                        Name:  Lee J. Santioni
                                        Title: First Vice President

                                    KEYBANK NATIONAL ASSOCIATION,
                                    as a Lender


                                    By:        /s/ Thomas J. Purcell
                                        ----------------------------------------
                                        Name:  Thomas J. Purcell
                                        Title: Vice President


                                    PNC BANK, OHIO, NATIONAL ASSOCIATION
                                    as a Lender


                                    By:        /s/ Anne B. Kelly
                                        ----------------------------------------
                                        Name:  Anne B. Kelly
                                        Title: Vice President


                                    THE BANK OF NEW YORK, as a Lender


                                    By:        /s/ Edward J. Dougherty III
                                        ----------------------------------------

                                        Name:  Edward J. Dougherty III
                                        Title: Vice President, U.S. Commercial
                                               Lending


                                    BANQUE NATIONALE DE PARIS,
                                    as a Lender


                                    By:        /s/ Arnaud Collin de Bocage
                                        ----------------------------------------
                                        Name:  Arnaud Collin de Bocage
                                        Title: Executive Vice President and
                                               General Manager


                                    CIBC, INC., as a Lender


                                    By:        /s/ Gerald Girardi
                                        ----------------------------------------
                                        Name:  Gerald Girardi
                                        Title: Executive Director, CIBC
                                               Oppenheimer Corp., as Agent


                                    THE FIFTH THIRD BANK, as a Lender


                                    By:        /s/ Andrew K. Hauck
                                        ----------------------------------------
                                        Name:  Andrew K. Hauck
                                        Title: Vice President


                                    THE FUJI BANK, LIMITED, as a Lender


                                    By:        /s/ Tetsuo Kamatsu
                                        ----------------------------------------
                                        Name:  Tetsuo Kamatsu (K-219)
                                        Title: Joint General Manager


                                    SAKURA BANK, LIMITED, as a Lender


                                    By:        /s/ Masayuki Kobayashi
                                        ----------------------------------------
                                        Name:  Masayuki Kobayashi
                                        Title: Joint General Manager


                                    THE SANWA BANK, LIMITED, CHICAGO
                                    BRANCH, as a Lender


                                    By:           NOT REQUIRED
                                        ----------------------------------------
                                        Name:
                                        Title:


                                    STAR BANK, N.A., as a Lender


                                    By:        /s/ Derek S. Roudebush
                                        ----------------------------------------
                                        Name:  Derek S. Roudebush

                                        Title: Vice President


                                    THE DAI-ICHI KANGYO BANK, LTD.,
                                       CHICAGO BRANCH, as a Lender


                                    By:        /s/ Nobuyasu Fukatsu
                                        ----------------------------------------
                                        Name:  Nobuyasu Fukatsu
                                        Title: Vice President


                                    LONG TERM CREDIT BANK OF JAPAN, LTD.,
                                    as a Lender


                                    By:        /s/ Brady S. Sakek
                                        ----------------------------------------
                                        Name:  Brady S. Sakek
                                        Title: Senior Vice President


                                    BANCA CRT S.P.A., as a Lender


                                    By:        /s/ J. Slade Carter, Jr.
                                        ----------------------------------------
                                        Name:  J. Slade Carter, Jr.
                                        Title: Vice President


                                    By:        /s/ Robert P. DeSantes .
                                        ----------------------------------------
                                        Name:  Robert P. DeSantes.
                                        Title: First Vice President

                                  REAFFIRMATION



                  Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Amendment No. 2 to the Credit Agreement dated as of October 22, 1996 by and among Omnicare, Inc., a Delaware corporation (the "Borrower"), the lenders from time to time parties thereto (collectively, the "Lenders") and The First National Bank of Chicago, as one of the Lenders and in its capacity as contractual representative (the "Agent") on behalf of itself and the other Lenders, as amended by an Amendment No. 1 dated as of November 3, 1997 (as amended and as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") which Amendment No. 2 is dated as of December 21, 1998 (the "Amendment"). Capitalized terms used in this Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement. Without in any way establishing a course of dealing by the Agent or any Lender, each of the undersigned reaffirms the terms and conditions of the Guaranty executed by it and acknowledges and agrees that such agreement and each and every other Loan Document executed by the undersigned in connection with the Credit Agreement remain in full force and effect and are hereby reaffirmed, ratified and confirmed. All references to the Credit Agreement contained in the above-referenced documents shall be a reference to the Credit Agreement as so modified by the Amendment and as the same may from time to time hereafter be amended, modified or restated.



                                            AAHS ACQUISITION CORP.
                                            ACP ACQUISITION CORP.
                                            AMC-NEW YORK, INC.
                                            AMC REGIONAL HOLDINGS, INC.
                                            AMC TENNESSEE, INC.
                                            AMERICAN MEDSERVE CORPORATION
                                            ANDERSON MEDICAL SERVICES, INC.
                                            APEX LONG TERM CARE PHARMACY, INC.
                                            BEEBER PHARMACIES, INC.
                                            BPNY ACQUISITION CORP.
                                            BPTX ACQUISITION CORP.
                                            CARE PHARMACEUTICAL SERVICES, INC.
                                            CHP ACQUISITION CORP.
                                            CONSULTING AND PHARMACEUTICAL
                                               SERVICES, INC.
                                            COROMED, INC.
                                            CTLP ACQUISITION CORP.
                                            D&R PHARMACEUTICAL SERVICES, INC.
                                            DATASCRIPT CORP.
                                            DIXON PHARMACY, INC.
                                            DOWNEAST PHARMACY, INC.
                                            DYNATRAN COMPUTER SYSTEMS, INC.
                                            EHIS ACQUISITION CORP.
                                            ELECTRA ACQUISITION CORP.
                                            ENLOE DRUGS, INC.
                                            EVERGREEN PHARMACEUTICAL, INC.
                                            EVERGREEN PHARMACEUTICAL EAST,
                                               INC.
                                            EVERGREEN PHARMACEUTICAL SUPPLY,
                                               INC.
                                            EVERGREEN SPOKANE, INC.
                                            FREED'S PHARMACY, INC.
                                            GATTI LTC SERVICES, INC.
                                            HCC MEDICAL SUPPLY, INC.
                                            HMIS, INC.



Guaranty Reaffirmation

                                            HOME CARE PHARMACY, INC.
                                            HOME PHARMACY SERVICES, INC.
                                            HOSPICE CARE OF OKLAHOMA, L.L.C.
                                            HOSPICE OF THE HEARTLAND, L.L.C.
                                            HOWARD'S PHARMACY, INC.
                                            INTERLOCK PHARMACY SYSTEMS, INC.
                                            I.V. SERVICES OF OKLAHOMA, INC.
                                            KONSULT, INC.
                                            LANGSAM HEALTH SERVICES, INC.
                                            LANGSAM MEDICAL PRODUCTS, INC.
                                            LAWRENCE MEDICAL SUPPLY, INC.
                                            LO-MED PRESCRIPTION SERVICES, INC.
                                            MANAGED HEALTH CARE, INC.
                                            MED WORLD ACQUISITION CORP.
                                            MEDICAL ARTS HEALTH CARE, INC.
                                            MEDICAL COMMUNICATIONS SOFTWARE,
                                               INC.
                                            MOSI ACQUISITION CORP.
                                            NIHAN & MARTIN, INC.
                                            NORTH SHORE PHARMACY SERVICES, INC.
                                            OCR-RA ACQUISITION CORP.
                                            OCR SERVICES CORPORATION
                                            OKLAHOMA CONSULTING SERVICES, INC.
                                            OMNICARE MANAGEMENT COMPANY
                                            PBM-PLUS, INC.
                                            PHARMACY ASSOCIATES OF GLENS FALLS,
                                               INC.
                                            PHARMED HOLDINGS, INC.
                                            PIP ACQUISITION CORP.
                                            POMPTON NURSING HOME SUPPLIERS,
                                               INC.
                                            PRN PHARMACEUTICAL SERVICES, INC.
                                            PROFESSIONAL PHARMACY GROUP, INC.
                                            PW ACQUISITION CORP.
                                            RDSI ACQUISITION CORP.
                                            SC ACQUISITION CORP.
                                            SHORE PHARMACEUTICAL PROVIDERS,
                                               INC.
                                            SPECIALIZED PATIENT CARE SERVICES,
                                               INC.
                                            SPECIALIZED PHARMACY SERVICES, INC.
                                            STERLING HEALTHCARE SERVICES, INC.
                                            SUPERIOR CARE PHARMACY, INC.
                                            TCPI ACQUISITION CORP.
                                            THG ACQUISITION CORP.
                                            THREE FORKS APOTHECARY, INC.
                                            UC ACQUISITION CORP.
                                            UNITED HEALTH CARE, INC.
                                            UNITED HEALTH REFERRAL, INC.
                                            UNITED SKIN THERAPEUTICS, INC.
                                            VALUE PHARMACY, INC.
                                            WEBER MEDICAL SYSTEMS, INC.
                                            WESTHAVEN SERVICES CO.
                                            WEST-VAL CARE, INC.
                                            WILLIAMSON DRUG COMPANY,
                                               INCORPORATED
                                            WINSLOW'S PHARMACY(1)



--------------
1  Company to confirm list of guarantors.


Guaranty Reaffirmation

                                 On behalf of each of the above-listed parties:

                                 By:
                                    ------------------------------------
                                    Name:
                                    Title:








Guaranty Reaffirmation